As filed with the Securities and Exchange Commission on January 31, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PERFORMANT FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	7389	20-0484934
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

333 North Canyons Parkway

Livermore, California 94551

(925) 960-4800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lisa Im

Chief Executive Officer

333 North Canyons Parkway

Livermore, California 94551

(925) 960-4800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Blair W. White, Esq.	Joshua N. Korff, Esq.
David E. Lillevand, Esq.	Michael Kim, Esq.
Matthew Hallinan, Esq.	Kirkland & Ellis LLP
Pillsbury Winthrop Shaw Pittman LLP	601 Lexington Avenue
Four Embarcadero Center, 22nd Floor	New York, New York 10022
San Francisco, California 94111	(212) 446-4800
(415) 983-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-186110

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, $.0001 par value per share	1,150,000	$12,247,500	$958

(1)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-186110). Includes shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(3)	The Registrant previously paid $12,407.63 in connection with the filing of the Registration Statement on Form S-1 (Registration No. 333-186110) for a proposed maximum offering price of $90,965,000. Pursuant to Rule 457(p) of the Securities Act, the remainder satisfies in full the amount due under this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-1 (Registration No. 333-186110), which was declared effective by the Commission on January 30, 2013, and is being filed solely for the purpose of registering an additional 1,150,000 securities of the same class as were included in that Registration Statement. The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits

The following exhibits are included herein or incorporated herein by reference:

Exhibit Number	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (see page II - 5 to this Registration Statement on Form S-1)

*	Previously filed

(b)	Financial Statement Schedules.

Financial statement schedule II is included on page F-23. All other schedules are omitted because they are not required, or not applicable or the information is included in the consolidated financial statements or notes thereto.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Livermore, State of California, on the 31st day of January, 2013.

PERFORMANT FINANCIAL CORPORATION

By	/s/ Lisa C. Im
Lisa C. Im Chief Executive Officer

Pursuant to the requirements of the Securities Act of the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Lisa C. Im Lisa C. Im	Chief Executive Officer (Principal Executive Officer) and Director	January 31, 2013

/s/ Hakan L. Orvell Hakan L. Orvell	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 31, 2013

* Dr. Jon D. Shaver	Chairman of the Board and Director	January 31, 2013

* Todd R. Ford	Director	January 31, 2013

* Brian P. Golson	Director	January 31, 2013

* William D. Hansen	Director	January 31, 2013

* William C. Kessinger	Director	January 31, 2013

* Jeffrey S. Stein	Director	January 31, 2013

*By	/s/ Hakan L. Orvell
Hakan L. Orvell Attorney-in-fact

II-2

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (see page II - 5 to this Registration Statement on Form S-1)

*	Previously filed